SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Sec. 14(a) of the Securities Exchange Act of 1934.

                                (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by Rule 14a-
         6(e)(2)
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                           COMSOUTH BANKSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]       No Fee Required


[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.

         1)

               Title of each class of securities to which transaction applies:


               -----------------------------------------------------------------

         2) Aggregate number of securities to which transaction applies:

               -----------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

               -----------------------------------------------------------------

         4) Proposed maximum aggregate value of transaction:-----------------

         5)    Total fee paid:--------------------------------------------------

[ ]      Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)     Amount Previously Paid:-----------------------------------------

         2)     Form, Schedule or Registration Statement No.:-------------------

         3)     Filing Party:---------------------------------------------------

         4)     Date Filed:-----------------------------------------------------

                            COMSOUTH BANKSHARES, INC.
                        1136 Washington Street, Suite 200
                         Columbia, South Carolina 29201


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To be held May 12, 1998


TO THE SHAREHOLDERS:

      Notice is hereby given that the Annual Meeting of the Shareholders (the "Annual Meeting") of ComSouth Bankshares, Inc., a South Carolina corporation (the "Corporation"), will be held at Planters Inn, 112 North Market Street, Charleston, South Carolina, at 11:00 a.m., local time, on Tuesday, May 12, 1998, for the following purposes:

     (1) To elect three directors of the Corporation to serve three-year terms expiring in 2001;

     (2) To ratify the appointment of J. W. Hunt and Company, LLP as independent auditors for the Corporation for the fiscal year ending December 31, 1998; and

     (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

      Only record holders of Common Stock of the Corporation at the close of business on March 23, 1998, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

      During 1997, the Board of Directors of the Corporation amended Article II,
Section 2 of the Corporation's Bylaws. A description of the amendment and the text of the new Bylaw is set forth under "BYLAW AMENDMENT" in the attached Proxy Statement.

      You are cordially invited and urged to attend the Annual Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED, SELF- ADDRESSED, STAMPED ENVELOPE. IF YOU ARE A RECORD SHAREHOLDER AND ATTEND THE ANNUAL MEETING AND DESIRE TO REVOKE YOUR PROXY AND VOTE IN PERSON YOU MAY DO SO. IN ANY EVENT, A PROXY MAY BE REVOKED BY A RECORD HOLDER AT ANY TIME BEFORE IT IS EXERCISED.

      THE CORPORATION'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF ALL THE PROPOSALS PRESENTED.


                                            By Order of the Board of Directors



                                            Arthur M. Swanson
                                            President

Columbia, South Carolina
April 3, 1998

                            COMSOUTH BANKSHARES, INC.
                        1136 Washington Street, Suite 200
                         Columbia, South Carolina 29201


                                 PROXY STATEMENT


                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                             to be Held May 12, 1998

                -------------------------------------------------


      This Proxy Statement is furnished to shareholders of ComSouth Bankshares, Inc., a South Carolina corporation (herein, unless the context otherwise requires, together with its subsidiaries, the "Corporation"), in connection with the solicitation of proxies by the Corporation's Board of Directors for use at the Annual Meeting of Shareholders to be held at Planters Inn, 112 North Market Street, Charleston, South Carolina at 11:00 a.m., local time on May 12, 1998, and any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

      Solicitation of proxies may be made in person or by mail, telephone, telegraph or other electronic means by directors, officers and regular employees of the Corporation. The Corporation may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock of the Corporation held of record by such persons, and the Corporation will reimburse the reasonable forwarding expenses. The cost of solicitation of proxies will be paid by the Corporation. This Proxy Statement was first mailed to shareholders on or about April 3, 1998.

      The Corporation has its principal executive offices at 1136 Washington Street, Suite 200, Columbia, South Carolina 29201. The Corporation's telephone number is (803) 343-2144.

                                  ANNUAL REPORT

      The Annual Report to Shareholders covering the Corporation's fiscal year ended December 31, 1997, including financial statements, is enclosed herewith. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

                               REVOCATION OF PROXY

      Any record shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Corporation of such revocation, (b) by voting in person at the meeting, or (c) by executing and delivering to the Corporation a later dated proxy. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. Any written notice or proxy revoking a proxy should be sent to ComSouth Bankshares, Inc., 1136 Washington Street, Suite 200, Columbia, South Carolina 29201,
Attention: Harry R. Brown, Secretary. Written notice of revocation or delivery of a later dated proxy will be effective upon receipt thereof by the Corporation.

                                QUORUM AND VOTING

      The Corporation's only outstanding voting security is its no par value Common Stock (the "Common Stock"), each share of which entitles the holder thereof to one vote on each matter to come before the Annual Meeting. At the close of business on March 23, 1998 (the "Record Date"), the Corporation had issued and outstanding 2,341,320 shares of Common Stock held of record by approximately 600 persons. Only holders of record of Common Stock at the close of business on the Record Date are entitled to notice of and to vote on matters that come before the Annual Meeting.

      The presence in person or by proxy of the holders of one third of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a share is represented for any purpose at the Annual Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" or as to which no vote is marked, including proxies submitted by brokers that are the record owners of shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the Annual Meeting. Once a quorum has been established, it will not be destroyed by the departure of shares prior to the adjournment of the meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present or represented. Directors, officers and regular employees of the Corporation may solicit proxies for the reconvened meeting in person or by mail, telephone, telegraph or other electronic means. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

      If a quorum is established at the meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the meeting. Votes that are withheld or shares that are not voted in the election of directors will have no effect on the outcome of election of directors. Cumulative voting will not be permitted.

      Ratification of J. W. Hunt and Company, LLP as the Corporation's independent auditors for 1998, and approval of any other matters that may be considered and acted upon by the shareholders at the meeting require that the number of shares of Common Stock voted in favor of the proposal exceed the number of shares of Common Stock voted against the proposal, provided a quorum has been established. Votes that are withheld or shares that are not voted on any such proposal will have no effect on the outcome.

                       ACTIONS TO BE TAKEN BY THE PROXIES

      Each proxy, unless the shareholder otherwise specifies therein, will be voted "FOR" the election of the three persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors, and "FOR" the ratification of the appointment of J. W. Hunt and Company, LLP as accountants for the fiscal year ending December 31, 1998. In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with such specifications. As to any other matter of business which may properly be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same, but the Board of Directors does not know of any such other business.

                              SHAREHOLDER PROPOSALS

      Any shareholder of the Corporation desiring to present a proposal for action at the 1999 Annual Meeting of Shareholders must deliver the proposal to the executive offices of the Corporation no later than December 5, 1998. Only proper proposals that are timely received will be included in the Corporation's Proxy Statement and Proxy.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following tables set forth as of March 23, 1998, the number and percentage of outstanding shares beneficially owned by each executive officer and director of the Corporation, by all executive officers and directors of the Corporation as a group, and by each person known by the Corporation to own more than 5% of the outstanding Common Stock.

Management

                                           Number of Shares              Percent
Name                                   Beneficially Owned (1)(2)        of Class

Harry R. Brown                                13,467  (3)                 *
W. Carlyle Blakeney, Jr.                      21,886  (4)                 *
R. Lee Burrows, Jr.                           11,842  (5)                 *
Mason R. Chrisman                             52,341  (6)                 2.21
Charles R. Jackson                            22,407  (7)                 *
J. Michael Kapp                               41,411  (8)                 1.73
LaVonne N. Phillips                           31,275  (9)                 1.31
John C.B. Smith, Jr.                          65,440 (10)                 2.73
Arthur M. Swanson                             93,606 (11)                 3.91
Arthur P. Swanson                             27,447 (12)                 1.15

All Directors and
Executive Officers
as a group(10 persons)                       381,122                      15.9

*  Less than one percent.
(1) Unless otherwise indicated, share amounts represent only those shares with respect to which the named holder has sole power to vote or to direct the vote and sole power to dispose of or to direct such disposition.
(2) Included in the Common Stock share amounts for certain individuals are shares of Common Stock which such individuals have the right to acquire within 60 days of March 23, 1998 pursuant to stock options as set forth in more detail in the footnotes to this table and under the caption "Employee Benefit Plans" appearing elsewhere herein. Consequently, the number of shares shown in the table may not necessarily correspond with the number of shares which may be voted by such individuals at the Annual Meeting. Percentage calculations for these individuals assume that all of their respective stock options have been exercised.
(3) Includes 6,600 shares subject to acquisition pursuant to exercise of stock options.
(4) Includes 1,553 shares subject to acquisition pursuant to exercise of stock options and 1,725 shares held as custodian for members of Mr. Blakeney's family.
(5) Includes 92 shares held by Mr. Burrows' spouse, and 891 shares subject to acquisition pursuant to exercise of stock options.
(6) Includes 1,435 shares subject to acquisition pursuant to exercise of stock options and 3,339 shares owned by Mr. Chrisman's spouse.
(7) Includes 15,853 shares owned by two corporations in which Mr. Jackson is a principal and 2,210 shares subject to acquisition pursuant to exercise of stock options.
(8) Includes 36,668 shares subject to acquisition pursuant to exercise of stock options.
(9) Includes 1,605 shares subject to acquisition pursuant to exercise of stock options, but does not include 9,487 shares held in a trust of which Mrs. Phillips is a beneficiary but as to which she does not have the power to vote, direct the vote, dispose of or direct the disposition of.
(10) Includes 24,702 shares held by Mr. Smith as custodian for members of his family, 3,160 shares subject to acquisition pursuant to exercise of stock options, and 4,743 shares owned by Mr. Smith's spouse.
(11) Includes 4,309 shares owned by Mr. Swanson's spouse and 11,550 shares subject to acquisition pursuant to exercise of stock options.
(12) Includes 9,900 shares subject to acquisition pursuant to exercise of stock options.

Five Percent Shareholders

      The following table sets forth information regarding persons or groups that beneficially own five percent or more of the Corporation's stock. The information presented is derived from Schedules 13D provided to the Corporation pursuant to the regulations of the Securities and Exchange Commission. The information has not been verified by the Corporation.

                                           Number of Shares              Percent
Name and Address                          Beneficially Owned            of Class

Mid-Atlantic Investors (1)                   150,810                       6.5
Post Office Box 7574
Columbia, SC 29202

  Jerry Shearer (1)                          230,866                      9.96
  289 Hunters Blind Drive
  Columbia, SC 29212

  Jerry Zucker (1)                           150,810                       6.5
  16 Buckingham Drive
  Charleston, SC 29407

(1) Messrs. Shearer and Zucker are the partners of Mid-Atlantic Investors. Messrs. Shearer and Zucker have shared voting power over 150,810 shares owned by Mid-Atlantic. Mr. Shearer has sole voting power over 77,295 shares and holds options to acquire 830 shares. Also included are 34 shares held by Mr. Shearer as custodian for members of his family and 1,897 shares owned by his wife. Mr. Shearer also holds options to purchase 53,385 shares from a trust. These shares have not been included as Mr. Shearer has no voting or investment power with respect to these shares. Mr. Shearer is employed by the Corporation on a part time basis to provide additional support as the Manager of Financial and Regulatory Affairs.

                              ELECTION OF DIRECTORS

      The Articles of Incorporation and Bylaws of the Corporation provide for a Board of Directors consisting of not less than nine nor more than twelve directors divided into three classes serving staggered three year terms. The exact number of directors who shall comprise the Board of Directors within the range is to be fixed by the Board of Directors. The Board of Directors has, by resolution, fixed the number of directors at nine, and three directors will be elected at the Annual Meeting to serve for three-year terms until the annual meeting of shareholders in 2001 or until their respective successors have been elected and qualified.

      The Board of Directors has nominated R. Lee Burrows, Jr., Charles R. Jackson and J. Michael Kapp for election to the Board of Directors to serve for three-year terms ending in 2001. Each nominee is presently a director of the Corporation and has served continuously since first becoming a director.

      In accordance with the Bylaws of the Corporation, if a quorum is present at the Annual Meeting, the persons receiving the greatest number of votes at the Annual Meeting will be elected as directors of the Corporation. The current officers and directors of the Corporation, who together control approximately
15.9 percent of the votes which may be cast at the Annual Meeting with respect to the election of directors, intend to vote in favor of each of the nominees listed above.

      A shareholder executing the enclosed proxy may vote for any or all of the nominees or may withhold such vote from any or all nominees. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the nominees listed above. Shareholders are not entitled to cumulate their votes in the election of directors. Should any nominee named herein for the office of director become unable or unwilling to accept nomination or election, it is intended that the persons acting under the proxy will vote for the election, in his stead, of such other eligible persons as the Board of Directors of the Corporation may recommend. The Board of Directors has no reason to believe that any nominee named above will be unable or unwilling to serve if elected.

      The following table sets forth certain information with respect to executive officers, nominees for director and persons who will continue to serve as directors of the Corporation after the Annual Meeting.

Directors

                                                                             Principal Occupation for
                                    Director of the                          the Past Five Years and
Name and (Age)                     Corporation Since                          Current Directorships
--------------                     -----------------                          ---------------------

                                      Current Directors whose Terms Expire in 2000

Arthur P. Swanson                         1994            Director, President and Chief Executive Officer of the Bank
(46)                                                      of Charleston, N.A. (the "Charleston Bank") since 1993;
                                                          Director, Executive Vice President of Lending and
                                                          Organizer of the Charleston Bank 1988 - 1993.

LaVonne N. Phillips(1)                    1989            Director of the Charleston Bank since 1990; Director,
(60)                                                      Historic Charleston Foundation since 1981; Director, Roper
                                                          Hospital Foundation since 1987.

W. Carlyle Blakeney, Jr.(2)               1991            Director of the Charleston Bank since 1990; Partner,
(53)                                                      Palmetto Commercial Properties (real estate broker) since
                                                          1996; The Brumley Company, Charleston, South Carolina,
                                                          (commercial real estate brokerage firm) 1987 - 1996; Vice
                                                          President, National Audubon Society 1972-1987.

                                      Current Directors Whose Terms Expire in 1999
Mason R. Chrisman(3)                      1989            Chairman, ComSouth Bankshares, Inc., since 1992;
(60)                                                      Director of the Charleston Bank since 1990;  Chairman,
                                                          Harbor Equities, Inc. of Charleston (venture capital
                                                          investments) since 1986; and Vice Chairman and Director,
                                                          System Associates, Inc. (health care computer systems)
                                                          1966-1986.

John C.B. Smith, Jr.(4)                   1988            Chairman, Bank of Columbia, N.A. since 1993; Director of
(53)                                                      Bank of Columbia, N.A. (the "Columbia Bank") since
                                                          1988; Owner, John C. B. Smith, Jr. Real Estate since
                                                          1989; Attorney, Nexsen, Pruet, Jacobs & Pollard,
                                                          Columbia, South Carolina, 1974 - 1997, Of Counsel since
                                                          January 1, 1998.

Arthur M. Swanson(5)                      1988            President and Chief Executive Officer of the Corporation
(75)                                                      from 1992-present; Director, President and Chief Executive
                                                          Officer  of  the Charleston Bank from 1988-1994; Chairman
                                                          of the Charleston Bank since 1991; Director  Emeritus, South
                                                          Carolina National Corporation (bank holding company),
                                                          1985-1988; President, The South Carolina National Bank, 1985;
                                                          Vice Chairman and Executive Vice President, First National Bank
                                                          of South Carolina, 1950-1985.





                                 Directors Nominees for Terms that will Expire in 2001

R. Lee Burrows, Jr.(6)                    1992            Director of the Columbia Bank  1988-1996; Managing
(39)                                                      Director of Trident Financial Corporation, Raleigh, North
                                                          Carolina since January 1992; Senior Vice President of
                                                          Trident Financial Corporation 1988-1992; Vice President of
                                                          Trident Financial Corporation 1985-1988; Vice President of
                                                          the C. Felix Harvey Foundation, Director of Stackhouse,
                                                          Inc. of Goldsboro, North Carolina since 1991.

Charles R. Jackson(7)                     1990            Director of the Columbia Bank since 1989; Chief Executive
(54)                                                      Officer of C.R. Jackson, Inc., Columbia, South Carolina,
                                                          (paving, grading and utility contractor) since 1972; Chief
                                                          Executive Officer of Ashmore Bros. (paving and grading
                                                          contractor) since 1987; Chief Executive Officer of
                                                          Satterfield Construction, Inc. (paving and grading
                                                          contractor) since 1995; and President of N.W. White & Co.
                                                          (trucking) since 1983.

J. Michael Kapp                           1994            Director, President and Chief Executive Officer of the Bank
(48)                                                      of Columbia since 1993; Senior Vice President and District
                                                          Manager, South Carolina National Bank 1991 - 1992; Senior Vice
                                                          President and Columbia City Executive, South Carolina National
                                                          Bank 1986-1990.

------------------
1   Committees:  Nominating, compensation and executive
2   Committees:  Audit and compensation
3   Committees:  Nominating, audit, compensation and executive
4   Committees:  Nominating, compensation and executive
5   Committees:  Nominating and executive
6   Committees:  Audit
7   Committees:  Audit and compensation

         Arthur M. Swanson is the father of Arthur P. Swanson. No other immediate family relationships exist among the above-named directors or the executive officers of the Corporation.

Meetings of the Board of Directors and Committees.

       The Board of Directors of the Corporation held five meetings in 1997. Each director except Mr. Burrows attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors held during the period for which he served as a director and (b) the total number of meetings held by all committees of the Board of Directors on which he served.

       The Corporation's Audit Committee held one meeting in 1997. The Audit Committee recommends to the Board of Directors the appointment of the Corporation's independent auditors and reviews the scope and the results of the audit by the Corporation's independent auditors. This committee also reviews the scope and the results of the audits of the Corporation's internal audit department and other matters pertaining to the Corporation's accounting and financial reporting functions.

       The Corporation's Executive Committee did not meet in 1997. The Executive Committee makes recommendations to the Board of Directors and takes such action as may be delegated to the committee from time to time by the Board of Directors.

       The Corporation's Compensation Committee held two meetings in 1997. The Compensation Committee reviews the performance of executive officers of the Corporation and the banks and makes salary and bonus recommendations to the Board with respect to such persons.

       The Corporation's Nominating Committee held one meeting in 1997. The Nominating Committee recommends to the Board nominees for election to the Board. Although it has no established procedure for considering shareholder nominations, the Nominating Committee will consider such nominations made in writing and in accordance with the Corporation's articles of incorporation.

Director Compensation

       At the November 30, 1995 Board of Directors meeting, the Board approved and implemented the payment of directors' fees for directors of the Corporation. Fees are paid at the rate of $75.00 for each committee meeting and $500.00 for attendance at each board meeting. Members of the Charleston Bank and the Columbia Bank Boards of Directors, except those who are salaried officers of the Banks, also receive directors' fees at the rate of $200 per board meeting and $100 per committee meeting.

       The list below details the total compensation paid to each director of the Corporation for services rendered as a director or committee member of the Corporation and as a director or committee member of the Charleston Bank or Columbia Bank during 1997.

                                                           Capacities in                                    Cash
Name of Individual                                    which Payment Received                            Compensation

W. Carlyle Blakeney, Jr.         ComSouth Bankshares, Inc. and Bank of Charleston Director               $5,500.00
R. Lee Burrows, Jr.              ComSouth Bankshares, Inc.                                                1,500.00
Mason R. Chrisman                ComSouth Bankshares, Inc. and Bank of Charleston Director                4,375.00
Charles R. Jackson               ComSouth Bankshares, Inc. and Bank of Columbia Director                  5,350.00
LaVonne N. Phillips              ComSouth Bankshares, Inc. and Bank of Charleston Director                4,850.00
John C. B. Smith, Jr.            ComSouth Bankshares, Inc. and Bank of Columbia Director                  6,180.00


Executive Officers

       Arthur M. Swanson and Harry R. Brown are the only executive officers of the Corporation. Each also serves as an executive officer of one or both of the subsidiary banks. Officers of the Corporation, the Columbia Bank and the Charleston Bank serve at the pleasure of, and are appointed by, the respective Boards of Directors of the Corporation and each bank.

         Since January, 1992, Mr. Brown has served as Chief Financial Officer, Chief Operating Officer, Secretary and Treasurer of the Corporation; Executive Vice President, Chief Financial Officer and Cashier of the Charleston Bank; and Chief Financial Officer, Cashier and Secretary of the Columbia Bank. Prior to his employment with the Corporation, Mr. Brown was Vice President with The South Carolina National Bank. Mr. Brown is 53 years old. Information about Mr. Swanson is set forth above under "- Directors."

               REMUNERATION AND OTHER TRANSACTIONS WITH MANAGEMENT

         The compensation for 1997, 1996 and 1995 of the Chief Executive Officer of the Corporation is set forth below. The Corporation does not presently have any executive officers whose compensation for 1997 exceeded $100,000. Mr. Kapp is Chief Executive Officer and President of the Bank of Columbia and Mr. Arthur
P. Swanson
is Chief Executive Officer and President of the Bank of Charleston. The Bank of Columbia and the Bank of Charleston are wholly owned subsidiaries of the Corporation.

                                            Summary Compensation Table
                                                                                                  Long Term
                                                                                                Compensation
                                                                                                ------------
                                                               Annual Compensation                 Awards
                                                       ------------------------------------        ------
                                                                                   Other          Number of      All
                                                                                  Annual         Securities     Other
                                                                                  Compen-        Underlying    Compen-
Name and Principal Position                   Year      Salary        Bonus        sation          Options     sation
---------------------------                   ----      ------        -----      ---------       ----------   -------

Arthur M. Swanson                             1997     $94,000          -        $ 9,949(1)            -0-    $ 4,783(4)
  President, Chief Executive Officer          1996      85,000          -          9,228(1)            -0-      4,527(4)
  of the Corporation (July 28, 1992 -         1995      82,000          -         10,950(1)         11,550      3,456(4)
  Present) and the Bank of Charleston
  1988 - December 1994.


J. Michael Kapp                               1997    $120,000      $12,500      $10,920(2)            -0-    $ 3,695(5)
  President, Chief Executive Officer          1996     120,000       12,000       10,740(2)            -0-      3,780(5)
  of the Bank of Columbia since               1995     120,000        7,500       10,500(2)            -0-     20,076(5)
  January 1993.

Arthur P. Swanson                             1997    $114,390      $17,000       $7,186(3)         18,000        360(6)
  President, Chief Executive Officer          1996     110,550       12,000        7,026(3)            -0-        334(6)
  of the Bank of Charleston since             1995     102,582        7,500        3,000(3)          9,900        310(6)
  December 1994.

-----------------
1 Includes $3,949, $3,228, and $4,950 paid for club dues in 1997, 1996 and 1995, respectively, and an automobile allowance of $6,000 in each of 1997, 1996 and 1995.
2 Includes $2,520, $2,340 and $2,100 paid for club dues in 1997, 1996 and 1995, respectively; and an automobile allowance of $8,400 for each of 1997, 1996 and 1995.
3 Includes $2,986 and $2,826 paid for club dues in 1997 and 1996, respectively; and an automobile allowance of $4,200, $4,200, and $3,000, for 1997, 1996 and 1995, respectively.
4 Includes contributions by the Company of $2,788, $2,532 and $1,461 in 1997, 1996 and 1995, respectively, to the Company's 401(k) Plan; and $1,995 in life insurance premiums paid by the Company in each of 1997, 1996 and 1995.
5 Includes $18,000 included in Mr. Kapp's salary for 1995 to reflect the net impact of the estimated fair market value over the grant price on unexercised in-the-money options that vested during 1995 (see "Employee Benefit Plans"); and contributions by the Company of $3,695, $3,780 and $2,076 in 1997, 1996 and 1995, respectively, to the Company's 401(k) Plan.
6 Life insurance premiums paid by the Company in 1997, 1996 and 1995, respectively.

Employment Agreement

       The Corporation and Bank of Columbia have entered into an employment agreement with J. Michael Kapp, President of the Bank of Columbia. The agreement provides for a base annual salary of $120,000, plus payment of club dues and an automobile allowance of $700 per month. The agreement provides for life insurance, health insurance and disability insurance, but these are provided on the same terms as those provided for all employees. The agreement requires election of Mr. Kapp to the Board of Directors of the Columbia Bank. The agreement prohibits Mr. Kapp from soliciting employment of any employee of the Corporation or its subsidiaries for a period of two years after termination of his employment.

         Mr. Kapp may be terminated for cause, as defined by the agreement. If he is so terminated, all compensation to which he would otherwise be entitled will be discontinued and forfeited as of the effective date of termination.

Mr. Kapp may also be terminated without cause upon 30 days prior written notice. In the event of Mr. Kapp's termination by Bank of Columbia without cause, all compensation to which he would otherwise be entitled will be discontinued and forfeited as of the effective date of termination. In lieu thereof, Mr. Kapp will be paid a lump sum equal to one year's base salary, and will receive from the Bank of Columbia, at his own expense, life, health and disability insurance for a period of one year. In the event of a change of ownership of the Corporation, including acquisition by any person or group of 50% or more of the Corporation's outstanding voting stock or of the Bank of Columbia's outstanding voting stock, or acquisition of sale of all or substantially all of the assets of the Bank of Columbia, except to an affiliate thereof, Mr. Kapp shall be entitled, at his option, either (i) to extend the term of the agreement for an additional three years on the same compensation terms, or (ii) to receive a lump sum equal to three times his base salary, and will receive from the Bank of Columbia, at his own expense, health, life and disability insurance for a period of three years. Furthermore, if the agreement is terminated without cause and within one year thereafter a change in ownership occurs or a legally binding agreement therefor is entered into, Mr. Kapp shall be paid, in addition to the compensation provided for above in the event of termination without cause, a lump sum equal to two times his base salary, and will receive from the Bank of Columbia, at his own expense, life, health and disability insurance for a period of two years. Mr. Kapp may terminate the agreement on thirty days prior written notice and his rights to compensation will be discontinued and forfeited as of the effective date of termination. The agreement also provides for stock options as discussed below under "Employee Benefit Plans."

       The foregoing is a summary of Mr. Kapp's employment agreement and is qualified in its entirety by reference to such agreement.

Employee Benefit Plans

       The   Corporation  has  adopted  an  Incentive  Stock  Option  Plan  (the
"Qualified Plan"), which authorizes stock options intended to qualify as incentive stock options under Section 422A of the Internal Revenue Code (the "Code") for up to 75,900 shares for issuance to key employees of the Corporation or any subsidiaries of the Corporation. The Qualified Plan is intended to attract and induce continued employment of key employees and to provide additional incentive by offering an opportunity to acquire a proprietary interest in the Corporation. The number of shares available pursuant to the Qualified Plan is subject to adjustment for stock splits, stock dividends, and similar events. Options granted under the Qualified Plan will be exercisable for a period of not more than ten years from the date of the grant. The option price is specified as the fair market value on the date of the grant. The Qualified Plan is administered by the Board of Directors with the discretionary power to select the grantees of options, but only key employees who hold executive or other similar positions will be eligible for options under the Qualified Plan. The aggregate fair market value of the common stock for which any eligible employee may be granted options in any calendar year may not exceed $100,000 plus any unused carryover from prior years. The Qualified Plan may be amended by the Board of Directors. At December 31, 1997, options to purchase 33,867 shares were outstanding under the Qualified Plan, all of which are presently exercisable, and 4,413 shares were available for grant pursuant to options. These options have exercise prices ranging from $3.56 per share to $5.21 per share and expire between April 27, 1997 and December 31, 2000.

       The Corporation has also adopted a NonQualified Stock Option Plan (the "NonQualified Plan") and has reserved an additional 75,900 shares for grant upon exercise of options pursuant to such plan. Options may be granted under the NonQualified Plan to key employees, officers, directors and Advisory Board numbers. The NonQualified Plan is not intended to qualify under the Code for more favorable or deferred tax treatment. At December 31, 1997, options to purchase 34,409 shares were outstanding under the NonQualified Plan, all of which are presently exercisable, and 6,765 shares were available for grant pursuant to options. These options have exercise prices ranging from $3.56 to $5.21 per share and expire between July 11, 1998 and December 31, 2000.

       No  options  were  granted  under  either  the  Qualified   Plan  or  the
NonQualified Plan in 1997.

       As an inducement to Mr. Kapp (President of Bank of Columbia) to enter into an employment agreement with the Corporation, the Corporation granted Mr. Kapp total stock options for 36,668 shares of stock at a purchase price of $2.42 each. Such options vested in nearly equal increments in January of each of 1993, 1994 and 1995, and are all presently exercisable. The Corporation accrued compensation expenses of $8,800 in 1994 and $44,000 during 1993 since in management's opinion the options were granted at a price below fair market value. No such expenses were accrued in 1995, 1996 or 1997. Any unexercised options expire upon termination of Mr. Kapp's employment.

1995 Stock Option Plan

       At the Annual Meeting of Shareholders in 1995, the shareholders of the Corporation approved the 1995 Stock Option Plan, which reserves 165,000 shares of Common Stock for issuance pursuant to the exercise of options which may be granted pursuant to the 1995 Stock Option Plan. At December 31, 1997, options to purchase 133,031 shares were outstanding under the 1995 Plan, 97,031 of which are presently exercisable, and 31,993 shares were available for grant pursuant to exercise of options. The options have exercise prices ranging from $.67 per share to $15.91 per share and expire between November 30, 2000 and April 28, 2007. Options under the 1995 Stock Option Plan are nonqualified stock options and may be granted to persons who are directors or employees of the Corporation or any subsidiary (including officers and directors who are employees) at the time of grant. The Corporation presently has nine directors and 69 employees.

       The Plan provides for discretionary grants of options to employees (including officers and directors who are employees) and for nondiscretionary grants of options pursuant to a set formula to non-employee directors. Pursuant to the discretionary portion of the 1995 Stock Option Plan, the employees to receive grants, the number of shares covered, and other terms of options granted to employees shall be determined by the Board or a committee of the Board. Such options will become exercisable no earlier than six months after grant and expire no later than ten years after grant.

       Pursuant to the non-discretionary portion of the 1995 Stock Option Plan, each year, on the last Friday preceding the Company's Annual Meeting of Shareholders, each person who has served as a non-employee director of the Company or any of its bank subsidiaries during any period since the most recent prior Annual Meeting of Shareholders of the Company (the "Prior Annual Meeting") will automatically receive nonqualified options pursuant to the 1995 Stock Option Plan to purchase an aggregate number of shares of the Company's Common Stock equal to the product of 40 multiplied by the number of Board meetings of the Company and Board meetings of the Company's banking subsidiaries attended by such non-employee director since the Prior Annual Meeting. Such options become exercisable six months after grant and expire at the earlier of termination of the optionee's status as director or ten years after grant.

       The per share exercise price of all options granted pursuant to the Plan is to be determined as follows: (i) if the Common Stock is not traded on any exchange or on the NASDAQ National Market System, the per share exercise price shall be the most frequently paid per share price in arm's length transactions in the Common Stock between unrelated parties during the most recent quarter prior to the date of grant in which there have been transactions in the Common Stock as determined by a licensed stock broker who has no affiliation with the Company; or (ii) if the Common Stock is traded on any exchange or on the NASDAQ National Market System, the per share exercise price shall be the average of the high and low prices at which the Common Stock traded on such exchange or market system during the 30 days immediately preceding the date of grant. The Common Stock of ComSouth Bankshares, Inc. is currently traded on the American Stock Exchange (AMEX) under the ticker symbol CSB.

       Options may not be transferred except by will or the laws of descent and distribution. Adjustments in the number of shares subject to the Plan and the number of shares subject to option, option price and exercise date thereof may be made in certain events, including stock dividends, stock splits, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or liquidation of the Company. The 1995 Stock Option Plan will terminate on April 25, 2005, and no options will be granted thereunder after that date.

Other Option Awards

       In recognition of their outstanding performance since the inception of the Bank of Charleston and as an inducement for their continued employment, Messrs. Arthur P. Swanson, Chief Executive Officer and President and John P. Barnwell, Executive Vice President, Bank of Charleston, NA were each granted options to purchase 18,000 shares of the Corporation's Common Stock at a price of $.67 per share. The options are to be vested on a pro rata basis over a five year period with one fifth of the total vesting each year, beginning October 10, 1998. Expiration of these options will be in five year increments beginning with each vesting date. Since these options were granted at a price less than fair market value, the Corporation expensed approximately $28,000 in additional compensation expenses during 1997 and plans to expense approximately $9,200 per month for the remaining vesting period.

       The following table presents information about options granted to persons named in the Summary Compensation Table during the year ended December 31, 1997.

                                                  Option Grants in Last Fiscal Year

-------------------------------------------------------------------------------------------------------------    -------------------
                                        Individual Grants                                                          Grant Date Value
-------------------------------------------------------------------------------------------------------------    -------------------
Name                            Number of             % of Total
                                Securities             Options
                                Underlying            Granted to
                                 Options              Employees           Exercise or Base          Expiration         Grant Date*
                                 Granted               in 1997             Price per share             Date           Present Value
                                ---------             ---------           -----------------        -----------        -------------
Arthur M. Swanson                      -                   -                       -                        -               -
J. Michael Kapp                        -                   -                       -                        -               -
Arthur P. Swanson                 18,000                 40%                      $.67             10/10/2007            $404,169

*The fair value of stock-based compensation was estimated at date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1997: risk-free interest rate of 6.43%; dividend yield of 0.00%; volatility factor of the expected market price of the Corporation's common stock of .17; a weighted-average expected life of the option of 5.7 years and an assumed annual forfeiture rate of 0%.

       The following table presents information about options exercised by persons named in the Summary Compensation Table during the year ended December 31, 1997, and about options held by such persons at December 31, 1997.

                                 Aggregated Option Exercises in 1997 and 1997 Year End Option Values

                                                                      Number of Securities            Value of Unexercised
                                                                     Underlying Unexercised               In-the-Money
                                Shares Acquired     Value               Options 12/31/97                Options 12/31/97
Name                              on Exercise     Realized       Exercisable    Unexercisable    Exercisable*      Unexercisable
----                            ---------------   --------       -----------    -------------    ------------      -------------
Arthur M. Swanson                      -              -               11,550                0        $265,650                  0
J. Michael Kapp                        -              -               36,668                0         843,364                  0
Arthur P. Swanson                      -              -                9,900           18,000         227,700           $414,000

*The fair value of the stock has been estimated at $23.00 per share, which was the closing price on the American Stock Exchange on December 31, 1997. All stock option data has been adjusted to reflect the ten percent stock dividend paid by the Corporation on December 2, 1996 and the 3-for-2 split effective October 30, 1997.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1997, the Columbia Bank and the Charleston Bank had loan and deposit relationships with some of the directors and executive officers of the Corporation and the banks and their families and affiliates. All such loan and deposit relationships were in the ordinary course of business, were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features. Loans and unused portions of lines of credit outstanding to these parties at December 31, 1997 totalled $4,553,000.

     The banks expect to continue to enter into transactions in the ordinary course of business on similar terms with such persons.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     As required by Section 16(a) of the  Securities  Exchange Act of 1934,  the
Corporation's directors, its executive officers and certain individuals are required to report periodically to the Securities and Exchange Commission their ownership of the Corporation's Common Stock and any changes in ownership. Based on a review of Forms 3, 4 and 5 filed with the Securities and Exchange Commission and provided to the Corporation and written representations made to the Company, it does not appear that any of such persons failed to make any filing required by Section 16(a) in 1997.

                              SHAREHOLDER LAWSUITS

     During 1995, 1996 and 1997 the Corporation advanced legal defense expenses for 8 present and former directors of the Corporation named as defendants in 16 suits brought by stockholders including several former directors of the Corporation or the Columbia Bank and the wife of the former President of the Corporation, one of which was asserted to be a class action but to which the trial judge had denied class action status. In 1997, the trial judge granted summary judgment to all of the defendants in the suit which had been brought as a class action and the plaintiff indicated that he would appeal. Because it appeared that the Corporation would be obligated to indemnify the individual defendants for their legal expenses and the Corporation was advised by counsel that the posture of the 16 cases was such that further legal proceedings, and thus legal expenses, could be substantial, the Corporation agreed to participate in a settlement of the 16 cases pursuant to which the Corporation paid $250,000 to the plaintiffs and released its claims for reimbursement and future coverage against its directors' and officers' liability insurance carrier. The $250,000 was accrued as a legal expense in the fourth quarter of 1997 although the settlement did not become final until court approval of the settlement and dismissal of the suits occurred in the first quarter of 1998. In 1997, another shareholder represented by different counsel brought a suit against the same 8 former and present directors based on essentially the same facts. The Corporation has advanced the legal expenses for the defendants in that suit although the Corporation is not named as a defendant in that suit. Defense of the suit is not covered by insurance and the Corporation expects to have to pay the expense of defending the suit. The amount of such expense cannot be reasonably estimated. Accordingly, the Corporation has not set up a reserve to cover the expense but will accrue the expense as it occurs.

                             INDEPENDENT ACCOUNTANTS

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed J. W. Hunt and Company, LLP, independent certified public accountants, as independent auditors for the Corporation and its subsidiaries for the current fiscal year ending December 31, 1998, subject to ratification by the shareholders. J. W. Hunt and Company, LLP has advised the Corporation that neither the firm nor any of its partners has any direct or indirect material interest in the Corporation and its subsidiaries except as auditors and independent certified public accountants of the Corporation and its subsidiaries. J. W. Hunt and Company, LLP has performed the services as independent auditors for the Corporation and its subsidiaries since January 1995. Representatives of J. W. Hunt and Company, LLP will be present at the 1998 Annual Meeting and available to answer appropriate questions, and will be given the opportunity to make a statement on behalf of their firm if they desire to do so.

     All shares represented by valid Proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the Proxies will be voted FOR the ratification of the appointment of J. W. Hunt and Company, LLP for the fiscal year ending December 31, 1998.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     The Corporation has filed with the Securities and Exchange Commission its annual report on Form 10-K for the fiscal year ended December 31, 1997. A copy of the Form 10-K will be provided without charge to each shareholder to whom this Proxy Statement is delivered upon the receipt by the Corporation of the written request of such shareholder. The exhibits to the Form 10-K will also be provided upon request and payment of copying charges. Requests for the Form 10-K should be directed to the Office of the Secretary, ComSouth Bankshares, Inc., Post Office Box 11671, Columbia, South Carolina 29211-1671.

                                 OTHER BUSINESS

     The Board of Directors of the Corporation does not know of any other business to be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                                 BYLAW AMENDMENT

     Article IX, Section 2 of the Corporation's Bylaws requires that if any bylaw is amended by the Board of Directors, the notice of the next meeting of shareholders at which directors are to be elected shall set forth the amended bylaw, together with a concise statement of the changes made. During 1997, the Board amended Article II, Section 2 of the Bylaws to change the date of the annual meeting of shareholders from the last Tuesday in April in each year to the second Tuesday in May in each year or such other date as the Board of Directors, in its discretion, shall choose. The text of amended Article II,
Section 2 is set forth below:

     Section 2. Annual Meeting. The annual meeting of shareholders shall be held on the second Tuesday of May in each year, or on such other date as the Board of Directors, in its discretion, shall choose. At each annual meeting the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

                                 REVOCABLE PROXY
                            COMSOUTH BANKSHARES, INC.


[ X ]    PLEASE MARK VOTES AS IN THIS EXAMPLE

                          PROXY SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

Harry R. Brown, and Arthur M. Swanson or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies for the undersigned at the 1998 Annual Meeting of Shareholders to be held on May 12, 1998 and at any adjournment thereof, as follows:

1.   ELECTION OF DIRECTORS

     [ ]  FOR ALL NOMINEES    [ ] WITHHOLD ON ALL NOMINEES    [ ] FOR ALL EXCEPT

     NOMINEES:  R. Lee Burrows, Charles R. Jackson, J. Michael Kapp

     INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's(s') name in the space provided below.



2. PROPOSAL TO RATIFY SELECTION OF J.W. HUNT AND COMPANY, LLP, as independent public accountants for the Corporation for the year ending December 31, 1998.

     [    ]  FOR      [    ] AGAINST      [    ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If more than one trustee, all should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. All joint owners should sign.

Please be sure to sign and date this Proxy in the space below.


Date
                                                Stockholder sign above
                                                Co-holder (if any) sign above